Exhibit 99.1

Page 1 of 2 – TRX REPORTS 2010 RESULTS

TRX REPORTS 2010 RESULTS

QUARTERLY REVENUES AND EARNINGS IMPROVE

ADJUSTED EBITDA IMPROVES BY 37% IN FOURTH QUARTER

ATLANTA, 1 MARCH 2011 — TRX, Inc. (www.trx.com) (OTCQB: TRXI), a world-leading provider of travel technology, process automation, consulting and data services, today reported financial results for the quarter and year ended 31 December 2010.

Total revenues excluding client reimbursements for the fourth quarter of 2010 were $14.0 million compared with $13.8 million in the fourth quarter of 2009. Net income for the fourth quarter was $796,000, compared with net loss of ($846,000) in the fourth quarter of 2009. Net income per diluted share was $0.04 compared to net loss per diluted share of ($0.05) for the fourth quarter of 2009. Revenues from transaction processing services remained constant at $10.8 million in both the fourth quarters of 2010 and 2009. Revenues from data intelligence services for the fourth quarter of 2010 increased 9% to $3.2 million versus the fourth quarter of 2009.

Adjusted EBITDA was $1.3 million for the quarter, compared with $973,000 in the fourth quarter of 2009.

For the year ended December 31, 2010, total revenues excluding client reimbursements were $56.2 million compared with $58.9 million in the prior year. Net income for the year was $2.5 million, or $0.13 per diluted share, compared with net loss of ($44.0) million, or ($2.39) per diluted share in 2009, primarily driven by $43.9 million of goodwill and other non-cash impairment charges. Adjusted for the 2009 goodwill and impairment charges, net loss for 2009 would have been ($60,000) and loss per share $0.00.

Adjusted EBITDA remained constant at $6.9 million in both 2010 and 2009.

“We are very pleased to have delivered earnings at the top of our increased guidance range, and revenue that exceeded our expectations,” said Shane Hammond, President and CEO, TRX. “These financial measures are clear indicators that our mission to help our clients save money is resonating in the marketplace. We are winning, by helping our clients win.”

“In 2011, we will continue to sell our industry-leading products and services, which are primarily delivered in a Software-as-a-Service model. Our objective is to grow our client base by remaining focused on shorter cycle times in product development and project delivery, as well as client and employee satisfaction. We are particularly encouraged by the growth of our data intelligence business in the fourth quarter and, based on the backlog, seeing continued growth in this segment in 2011.”

Based on management’s expectations for the calendar year, TRX provided its 2011 financial guidance as follows:

•	Revenues of $47 to $50 million

•	Adjusted EBITDA of $4 to $5 million

•	Capital Expenditures of approximately $2.5 million

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the Company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

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Copyright 2011 TRX, Inc. All rights reserved.

Page 2 of 2 – TRX REPORTS 2010 RESULTS

EBITDA consists of GAAP net income adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income (loss) are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call, together with a slide presentation offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast, transcript and slide presentation will remain available on the Company’s website for approximately 90 days.

About TRX

TRX is a world-leading travel technology and data services provider, offering more than 20 software-as-a-service utilities for online booking, reservation processing, data intelligence, and process automation. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. We provide patented savings maximization solutions via our travel analytics consulting practice, extending spend management services to travel buyers all over the world. We complement all of these offerings with a global workforce focused on travel process automation and reengineering. For more information about TRX or to contact a TRX sales office, phone 404.929.6100 or visit the Company’s website at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer, TRX, Inc.
(404) 929-6154

Media Contacts:	Stephen Carroll
Senior Director, Product Marketing, TRX, Inc.
(214) 346-4758

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Copyright 2011 TRX, Inc. All rights reserved.

TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
REVENUES:
Transaction processing	$10,815	$10,846	$44,764	$47,212
Data intelligence	3,217	2,951	11,470	11,661

Transaction and other revenues	14,032	13,797	56,234	58,873
Client reimbursements	140	120	497	470

Total revenues	14,172	13,917	56,731	59,343

EXPENSES:
Operating	8,611	9,043	33,637	36,406
Selling, general and administrative	3,113	2,357	11,778	10,979
Technology development	1,002	950	3,650	4,343
Client reimbursements	140	120	497	470
Impairment of goodwill, intangible assets and other long-lived assets	89	247	323	43,939
Depreciation and amortization	1,021	1,342	4,094	6,454

Total expenses	13,976	14,059	53,979	102,591

OPERATING INCOME (LOSS)	196	(142)	2,752	(43,248)

INTEREST (EXPENSE) INCOME:
Interest income	7	—	13	15
Interest expense	(165)	(194)	(685)	(789)

Total interest expense, net	(158)	(194)	(672)	(774)

INCOME (LOSS) BEFORE INCOME TAXES	38	(336)	2,080	(44,022)

INCOME TAX (BENEFIT) PROVISION	(758)	510	(399)	(23)

NET INCOME (LOSS)	$796	$(846)	$2,479	$(43,999)

Net Income (Loss) per Share
Basic and diluted	$0.04	$(0.05)	$0.13	$(2.39)

Weighted Average Shares Outstanding
Basic	18,466	18,454	18,466	18,432
Diluted	18,482	18,454	18,533	18,432

Other Data:
Adjusted EBITDA	$1,335	$973	$6,926	$6,889
Capital expenditures	681	466	2,855	2,738

	As of December 31,
	2010	2009
Consolidated Balance Sheet Data:
Cash and cash equivalents	$2,565	$2,897
Total shareholders’ deficit	(629)	(3,008)

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net income (loss)	$796	$(846)	$2,479	$(43,999)
Depreciation and amortization	1,021	1,342	4,094	6,454
Interest expense, net	158	194	672	774
Income tax (benefit) provision	(758)	510	(399)	(23)

EBITDA	1,217	1,200	6,846	(36,794)
Impairment of goodwill, intangible assets and other long-lived assets	89	247	323	43,939
Stock compensation expense (credit)	29	(474)	(243)	(256)

Adjusted EBITDA	$1,335	$973	$6,926	$6,889